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                                                                   Exhibit 10.05


                  THIS FIRST SUPPLEMENTAL INDENTURE, dated as of October 25, 2004 (this "First Supplemental Indenture"), is by and between VERITAS Software Corporation, a Delaware corporation (the "Company") and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company and the Trustee are parties to an indenture dated as of August 1, 2003 (as supplemented, the "Indenture"), providing for the issuance of the Company's 0.25% Convertible Subordinated Notes due 2013 (the "Notes");

                  WHEREAS, as a result of certain recent accounting pronouncements, the Company desires to make certain amendments to (i) Sections
4.1 and 4.14 of the Indenture, pursuant to which the Company would surrender certain rights granted to it relating to the Company's option to deliver to Holders, upon conversion, shares of Applicable Stock, cash or a combination thereof and (ii) Sections 3.9, 3.10 and 3.15 of the Indenture, pursuant to which the Company would surrender certain rights granted to it relating to the Company's option to deliver to Holders that submit their Securities for repurchase upon the occurrence of a Fundamental Change, shares of Applicable Stock for all or a portion of the Fundamental Change Repurchase Price;

                  WHEREAS, pursuant to Section 11.1 of the Indenture, the Company may amend or supplement the Indenture in certain circumstances without notice to or consent of any Holder; and

                  WHEREAS, pursuant to Section 11.6 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

                  NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                  1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. Amendments to Section 3.9.

         (a) Section 3.9(a)(i) of the Indenture is hereby amended by adding the word "cash" before the words "purchase price" in the fifth line of such section 3.9(a)(i).

         (b) Section 3.9(b) of the Indenture is hereby amended by deleting subsections (vi) through (ix) (inclusive) and correctly renumbering subsections
(x) through (xviii), and by changing the reference in new subsection (x) from "(xiii)" to "(ix)".

         (c) Section 3.9(c) of the Indenture is hereby amended as follows:


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                  (i) by adding the word "and" after the semicolon at the end of subsection 3.9(c)(ii);

                  (ii) by deleting the phrase "; and" at the end of Section 3.9(c)(iii) and inserting "." in its place;

                  (iii) by deleting Section 3.9(c)(iv) in its entirety; and

                  (iv) by deleting in its entirety the third full paragraph of
         Section 3.9(c) (which paragraph begins with the words "If a Holder," and ending with the words "Section 3.9 (c)(iv).").

                  3. Amendments to Section 3.10. Section 3.10 of the Indenture (together with the corresponding portion of the Table of Contents) is hereby amended and restated in its entirety to read as follows:

"SECTION 3.10.    [RESERVED]."

                  4. Amendments to Section 3.15. Section 3.15 of the Indenture is hereby amended to delete all references in such section to "or shares of Applicable Stock".

                  5. Amendments to Section 4.1.

         (a) Section 4.1(c) of the Indenture is hereby amended and restated in its entirety to read as follows:

                  "during the five (5) consecutive Business Day period following any five (5) consecutive Trading-Day period in which the average Trading Price for the Securities (as determined by the Trustee) for such five (5) Trading-Day period was less than 95% of the average Conversion Value for the Securities during that period; provided, however, that if, on the day prior to the Conversion Date, the Closing Price of the Applicable Stock is greater than 100% of the applicable Conversion Price and less than or equal to 120% of the applicable Conversion Price, a Security is surrendered for conversion and the Securities are not otherwise convertible, the Company shall satisfy such conversion in cash with a value equal to the principal amount of such Security to be converted;"

         (b) The last sentence of Section 4.1 of the Indenture is hereby amended and restated in its entirety to read as follows:

         "Notwithstanding any other provision of the Securities or this Indenture, all Holders' rights with respect to conversion of the Securities and the Company's obligation to deliver shares of Applicable Stock upon such conversion (the "Conversion Obligation"), are subject, in their entirety, to the Company's rights and obligations to satisfy such Conversion Obligation pursuant to the provisions of Section 4.14."

                  6. Amendment and Restatement of Section 4.14. Section 4.14 of the Indenture is hereby amended and restated in its entirety to read as follows:


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"SECTION 4.14.    CASH CONVERSION OPTION

         (a) If a Holder elects to convert all or any portion of a Security into shares of Applicable Stock as set forth in Section 4.1 and the Company receives such Holder's Notice of Conversion on or prior to the day that is 20 days prior to the Final Maturity Date (the "Final Notice Date"), the Company shall satisfy its Conversion Obligation in cash; provided that if, in the determination of the Company, the Conversion Settlement Distribution (as determined below) is expected to exceed the aggregate principal amount of the Securities to be converted, the Company may choose to deliver shares of Applicable Stock to the extent (and only to the extent) that the Conversion Settlement Distribution (as finally determined) exceeds the aggregate principal amount of Securities actually converted. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Company's receipt of such Holder's Notice of Conversion as specified in
Section 4.2 (such period, the "Cash Settlement Notice Period"). The Holder may retract such Holder's Notice of Conversion at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the "Conversion Retraction Period"). With respect to any Notice of Conversion received by the Company prior to the Final Notice Date, the "Conversion Settlement Distribution" for any Security subject to such Notice of Conversion shall consist of cash or a combination of cash and Applicable Stock, as set forth below:

         (i) if the Company elects to satisfy the entire Conversion Obligation in cash, the Conversion Settlement Distribution shall be cash in an amount equal to the product of:

             (A) a number equal to the product of (x) the aggregate principal amount of Securities to be converted divided by 1,000 multiplied by
         (y) the Conversion Rate, and

             (B) the average Closing Price of the Applicable Stock during the 10 Trading-Day period beginning on the Trading Day immediately following the final day of the Conversion Retraction Period (the "Cash Settlement Averaging Period"); and

         (ii) if the Company elects to satisfy a fixed dollar amount (other than 100%) of the Conversion Obligation in cash, the Conversion Settlement Distribution shall consist of:

                  (A) such cash amount (the "Cash Amount"),  and

                  (B) a number of shares of Applicable Stock equal to the excess, if any, of

                           (x) the number of shares equal to (1) the aggregate
                  principal amount of the Securities to be converted divided by 1,000, multiplied by (2) the Conversion Rate, over

                           (y) the number of shares equal to the sum, for each
                  day of the Cash Settlement Averaging Period, of (C) 10% of the Cash Amount, divided by (D) the Closing Price of the Applicable Stock on such day.


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At any time on or before any Final Notice Date, the Company will notify the
Trustee of the dollar amount (which must be expressed either as 100% or as a fixed dollar amount) of the Conversion Obligation that the Company shall satisfy in cash with respect to conversions of Securities for which the Company receives a Notice of Conversion after such Final Notice Date; provided, that the Company shall satisfy such entire Conversion Obligation in cash unless the Conversion Settlement Distribution (as determined above) is expected to exceed the aggregate principal amount of the Securities to be converted, in which case the Company may choose to deliver shares of Applicable Stock to the extent (and only to the extent) that the Conversion Settlement Distribution (as finally determined) exceeds such aggregate principal amount of Securities actually converted. The applicable Conversion Settlement Distribution will be computed in the same manner as set forth in clause (a) above except that the Cash Settlement Averaging Period shall be the ten (10) Trading Days beginning on the first Trading Day following the Company's receipt of the Notice of Conversion. Holders shall not be permitted to retract any Notice of Conversion that is delivered after the Final Notice Date."

                  7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                  8. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                  9. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  10. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

                  11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.


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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first above written.

                                   VERITAS Software Corporation



                                   By   /s/ Edwin J. Gillis
                                        Name:  Edwin J. Gillis
                                        Title: Executive Vice President, Finance
                                               and Chief Financial Officer



                                   U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee



                                   By:  /s/ Paula M. Oswald
                                        Name:  Paula M. Oswald
                                        Title: Vice President



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